Exhibit 21.1
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                      Subsidiaries of NSTAR




                                                   State of
                                              Incorporation
BEC Energy                                    Massachusetts
Commonwealth Energy System                    Massachusetts
Boston Edison Company                         Massachusetts
Commonwealth Electric Company                 Massachusetts
Cambridge Electric Light Company              Massachusetts
Canal Electric Company                        Massachusetts
NSTAR Gas Company                             Massachusetts
NSTAR Steam Corporation                       Massachusetts
Hopkinton LNG Corp.                           Massachusetts
Advanced Energy Systems, Inc.                 Massachusetts
Harbor Electric Energy Company                Massachusetts
BEC Funding LLC                                    Delaware
NSTAR Communications, Inc.                    Massachusetts
MATEP, LLC                                         Delaware
NSTAR Electric & Gas Corporation              Massachusetts

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